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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 4, 1999 and December 16, 1999 relating to the consolidated balance sheets of Uproar Inc and subsidiaries (formerly Uproar Limited) as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".

                                                          /s/ KPMG Hungaria Kft.

Budapest, Hungary
December 21, 1999